                                                                   Exhibit 4(ix)


                       NEW ENGLAND LIFE INSURANCE COMPANY

                              [501 Boylston Street
                          Boston, Massachusetts 02117]

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ENHANCED DOLLAR COST AVERAGING RIDER

This Rider forms a part of the Contract to which it is attached, and is effective upon issuance. In the case of a conflict with any provision of the Contract, the provisions of this Rider will control.

This Rider amends the Contract as follows:

The following provisions are added to the Contract:

                         ENHANCED DOLLAR COST AVERAGING

Prior to the Annuity Date, you may allocate Purchase Payments to an Enhanced Dollar Cost Averaging Account (EDCA Account) that is backed by our General Account, subject to the Company's then current EDCA rules and minimums. If you request to participate in the Enhanced Dollar Cost Averaging program, we will open an EDCA Account for you. The EDCA Account will provide for transfers to any of the Subaccounts of the Separate Account you have chosen based on your choice of a 3, 6 or 12 month period. You may also choose any other time period that we may declare or make transfers to other account options that we may make available under the program. All Purchase Payments applied to this program will be allocated to your EDCA Account. No transfers may be made into your EDCA Account. You can have only one dollar cost averaging program at any given time. Under the Enhanced Dollar Cost Averaging program, a specified dollar amount of Contract Value will be transferred on a monthly basis from your EDCA Account to the Subaccounts you have chosen. The initial dollar amount transferred will be equal to the initial amount allocated to your EDCA Account divided by the number of months in the time period you choose.

The first transfer will be made on the date the Purchase Payment is allocated to the EDCA Account. Subsequent transfers will be made each month thereafter on the same day. However, transfers will be made on the 1st day of the following month whenever a Purchase Payment is allocated on the 29th, 30th or 31st day of a month. If such a day is not a Business Day the transfer will take place on the next Business Day. Transfers will continue on a monthly basis until all amounts are transferred from the EDCA Account. Your EDCA Account will terminate as of the date of the last transfer.

The interest rate earned on your EDCA Account will be the Fixed Account Minimum Guaranteed Interest Rate, plus any additional interest, which we may declare from time to time.

You may allocate subsequent Purchase Payments to your existing EDCA Account. The allocation of a subsequent Purchase Payment to your existing EDCA Account increases the dollar amount transferred out of your EDCA Account each month. We determine the increase in your monthly dollar amount by dividing your new allocation by the number of months in the original time period you chose. Your existing transfer amount is then increased by this amount to determine the total new dollar amount to be transferred out of your EDCA each month. Since transfers from your EDCA Account are made on a First-In-First-Out (FIFO) basis, the time period over which a given Purchase Payment (and interest credited thereon) is accelerated as a result of the allocation of a subsequent Purchase Payment to an existing EDCA. Each allocation of a subsequent Purchase Payment will earn interest based on the date of the receipt of the purchase payment and date of receipt of the EDCA application.

If you terminate your participation in this program, all money remaining in the EDCA Account will be transferred to the Subaccounts in accordance with the percentages you have chosen for the EDCA, unless you specify otherwise.

New England Life Insurance Company has caused this Rider to be signed by its President and Secretary.



      /s/ James D. Gaughan              /s/ C. Robert Henrikson
      Secretary                         President





NEL-510-1 (5/05)

                                                                   Exhibit 4(ix)

                       NEW ENGLAND LIFE INSURANCE COMPANY

                              [501 Boylston Street
                          Boston, Massachusetts 02117]
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THREE MONTH MARKET ENTRY RIDER

This Rider forms a part of the Contract to which it is attached, and is effective upon issuance. In the case of a conflict with any provision of the Contract, the provisions of this Rider will control. This Rider amends the Contract as follows:

The following provisions are added to the Contract:

                            THREE MONTH MARKET ENTRY

Prior to the Annuity Date, you may allocate Purchase Payments to a Three Month Market Entry Account ("TMME Account") that is backed by our General Account, subject to the Company's then current TMME rules and minimums. If you request to participate in the Three Month Market Entry program, we will open a TMME Account for you. The TMME Account will provide for transfers to any of the Subaccounts of the Separate Account that you have chosen based on a 3-month period. You may also choose any other time period that we may declare or make transfers to other account options that we may make available under the program. All Purchase Payments applied to this program will be allocated to your TMME Account. No transfers may be made into your TMME Account. You can have only one dollar cost averaging program at any given time.

Under the Three Month Market Entry program, a specified dollar amount of your Contract Value will be transferred on a monthly basis from your TMME Account to the Subaccounts you have chosen. The initial dollar amount transferred will be equal to the initial amount allocated to your TMME Account divided by the number of months in the time period you chose.

The first transfer will be made on the date the Purchase Payment is allocated to the TMME Account. Subsequent transfers will be made each month thereafter on the same day. However, transfers will be made on the 1st day of the following month whenever a Purchase Payment is allocated on the 29th, 30th or 31st day of a month. If such a day is not a Business Day the transfer will take place on the next Business Day. Transfers will continue on a monthly basis until all amounts are transferred from the TMME Account. Your TMME Account will terminate as of the date of the last transfer.

The interest rate earned on your TMME Account will be the Fixed Account Minimum Guaranteed Interest Rate, plus any additional interest, which we may declare from time to time.

You may allocate subsequent Purchase Payments to your existing TMME Account. The allocation of a subsequent Purchase Payment to your existing TMME Account increases the dollar amount transferred out of your TMME Account each month. We determine the increase in your monthly dollar amount by dividing your new allocation by the number of months in the original time period you chose. Your existing transfer amount is then increased by this amount to determine the total new dollar amount to be transferred out of your TMME each month. Since transfers from your TMME Account are made on a First-In-First-Out (FIFO) basis, the time period over which a given Purchase Payment (and interest credited thereon) is accelerated as a result of the allocation of a subsequent Purchase Payment to an existing TMME. Each allocation of a subsequent Purchase Payment will earn interest at the then-current interest rate applied to new allocations to a TMME Account of the same monthly term.

If you terminate your participation in this program, all money remaining in the TMME Account will be transferred to the Subaccounts in accordance with the percentages you have chosen for the TMME, unless you specify otherwise.

New England Life Insurance Company has caused this Rider to be signed by its President and Secretary.



              /s/ James D. Gaughan                 /s/ C. Robert Henrikson
                [Secretary                            President]


NEL-510-1 (05/05)